Exhibit 11
                               THERMO VOLTEK CORP.

                        Computation of Earnings per Share


                                                           Six Months Ended
                                                       ------------------------
                                                          June 29,      July 1,
                                                              1996         1995
- -------------------------------------------------------------------------------
Computation of Primary Earnings per Share:

Net Income (a)                                          $2,069,000   $1,018,000
                                                        ----------   ----------
Shares:
  Weighted average shares outstanding                    5,410,144    4,076,562

  Add: Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                       178,649            -
                                                        ----------   ----------
  Weighted average shares outstanding,
    as adjusted (b)                                      5,588,793    4,076,562
                                                        ----------   ----------

Primary Earnings per Share (a) / (b)                    $      .37   $      .25
                                                        ==========   ==========

Computation of Fully Diluted Earnings per Share:

Income:
  Net income                                            $2,069,000   $1,018,000

  Add: Convertible debt interest, net of tax               427,000      596,000
                                                        ----------   ----------
  Income applicable to common stock assuming
    full dilution (c)                                   $2,496,000   $1,614,000
                                                        ----------   ----------
Shares:
  Weighted average shares outstanding                    5,410,144    4,076,562

  Add: Shares issuable from assumed conversion
       of subordinated convertible obligations           3,500,768    4,780,357

       Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                       182,209      155,863
                                                        ----------   ----------
  Weighted average shares outstanding,
    as adjusted (d)                                      9,093,121    9,012,782
                                                        ----------   ----------

Fully Diluted Earnings per Share (c) / (d)              $      .27   $      .18
                                                        ==========   ==========
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                                                                 Exhibit 11
                               THERMO VOLTEK CORP.

                        Computation of Earnings per Share


                                                          Three Months Ended
                                                       ------------------------
                                                         June 29,       July 1,
                                                             1996          1995
- -------------------------------------------------------------------------------
Computation of Primary Earnings per Share:

Net Income (a)                                         $1,132,000    $  603,000
                                                       ----------    ----------
Shares:
  Weighted average shares outstanding                   5,685,212     4,108,204

  Add: Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                      175,658       141,713
                                                       ----------    ----------
  Weighted average shares outstanding,
    as adjusted (b)                                     5,860,870     4,249,917
                                                       ----------    ----------

Primary Earnings per Share (a) / (b)                   $      .19    $      .14
                                                       ==========    ==========

Computation of Fully Diluted Earnings per Share:

Income:
  Net income                                           $1,132,000    $  603,000

  Add: Convertible debt interest, net of tax              195,000       296,000
                                                       ----------    ----------

  Income applicable to common stock assuming
    full dilution (c)                                  $1,327,000    $  899,000
                                                       ----------    ----------

Shares:
  Weighted average shares outstanding                   5,685,212     4,108,204

  Add: Shares issuable from assumed conversion
       of subordinated convertible obligations          3,230,020     4,755,004

       Shares issuable from assumed exercise of
       options (as determined by the application
       of the treasury stock method)                      175,658       155,863
                                                       ----------    ----------

  Weighted average shares outstanding,
    as adjusted (d)                                     9,090,890     9,019,071
                                                       ----------    ----------

Fully Diluted Earnings per Share (c) / (d)             $      .15    $      .10
                                                       ==========    ==========